                                                                   Exhibit 10.6


                         MICROSOFT CONSULTING SERVICES
                           MASTER SERVICE AGREEMENT

This Agreement is by and between Microsoft Corporation, a Washington corporation ("MS") acting through its Microsoft Consulting Services division ("MCS"), and Digex, Incorporated a Maryland corporation ("Company") effective as of the later of the two dates on the signature page.

1.    Consulting Services and Fees.
      ----------------------------

a. MCS shall perform the services for Company specified on one or more Work Orders in the form attached hereto as Exhibit A that are agreed upon by the parties in writing from time to time. Nothing in this Agreement shall obligate either party to enter into any Work Order. MCS consultants will be required to attend MS events and various training programs from time to time, and Company services shall be scheduled accordingly.

b. Company agrees to pay MCS the hourly rates identified on each Work Order for services rendered pursuant to the Work Order, and the reasonable out-of-pocket travel and living expenses incurred by MCS consultants during performance of a Work Order. MCS shall not change its hourly rates during the term of a Work Order, but may adjust rates prior to entering any new Work Order by giving Company advance notice. Rates do not include taxes, levies, duties, governmental charges or expenses. If MS is required to pay any of the foregoing based on services provided under this Agreement, such taxes, levies, duties, governmental charges and expenses will be billed and paid by Company, excluding taxes based on MS' income.

2.   Rights in Programs and Data. The rights in programs and data shall be
     ---------------------------
specified on each Work Order.

3.   Confidentiality/Non-Solicitation.
     --------------------------------

a. MS and Company agree that any and all information identified by the other as "Confidential" and/or "Proprietary", or which, under all of the circumstances, ought reasonably to be treated as Confidential and/or Proprietary, will not be disclosed to any third person without the express consent of the other party for a period of five (5) years following the disclosure of the Confidential Information. The terms and conditions of this Agreement are confidential. These confidentiality obligations shall not apply to any information or development which: (i) is or subsequently becomes available to the general public other than through a breach by the receiving party; (ii) is already known to the receiving party before disclosure by the disclosing party; (iii) is developed through the independent efforts of the receiving party; or (iv) the receiving party rightfully receives from a third party without restriction as to confidentiality or use.

b. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means technical information related to computer software technology in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

c. During the term of this Agreement and for a period of one (1) year following the Expiration Date of a Work Order, neither MS nor Company shall directly solicit employment of any employee of the other who is directly involved in the performance of such Work Order.

4.   Warranty. MS warrants that during the term of any Work Order hereunder, the
     --------
services performed under the Work Order will be performed using generally accepted industry standards and practices.

5.   Limitation of Warranty. THE WARRANTY ABOVE IS EXCLUSIVE AND IS IN LIEU OF
     ----------------------
ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT, THE PERFORMANCE OF MATERIALS OR PROCESSES DEVELOPED OR PROVIDED UNDER THIS AGREEMENT, OR AS TO THE RESULTS WHICH MAY BE OBTAINED THEREFROM, AND ALL IMPLIED WARRANTIES OF MERCHANT-

ABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MS SHALL NOT BE LIABLE FOR ANY SERVICES OR PRODUCTS PROVIDED BY THIRD PARTY VENDORS, DEVELOPERS OR CONSULTANTS IDENTIFIED OR REFERRED TO COMPANY BY MS DURING ANY ASPECT OF A PROJECT UNDER ANY WORK ORDER, OR OTHERWISE, EXCEPT IF SUCH THIRD PARTY SERVICES ARE PROVIDED UNDER WRITTEN AGREEMENT WITH MS.

6.  Limitation of Liability.
    -----------------------

a. MS' liability to Company under this Agreement and with respect to any services contemplated by this Agreement shall be limited to the amount actually paid by Company to MS.

b. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.  Term and Termination.
    --------------------

a. This Agreement shall remain in effect until terminated as provided hereunder. Company may terminate this Agreement or any Work Order without cause at any time upon thirty (30) days prior written notice to MS.

b. Either party may terminate this Agreement or any Work Order if the other party is in material breach or default of any obligation hereunder, which breach or default is not cured within thirty (30) days of written notice from the other party.

c. The terms of Sections 2, 3, 6, 7(c), 7(d), 9 and 10 shall survive the termination or expiration of this Agreement.

d. Upon termination of this Agreement or any Work Order, each party shall return or destroy all Confidential Information obtained from the other party and copies thereof; and Company shall pay all of MS' fees, expenses and other costs payable by Company pursuant to Section 1(b) which have accrued through the date of termination.

8.  Insurance.
    ---------

a. At all times when MS will be performing services at the premises of Company pursuant to the terms of this Agreement, MS agrees to procure and maintain the following insurance coverage:
    (i) Commercial General Liability covering bodily injury and property damage liability with a limit of not less than $1,000,000 each occurrence;
    (ii) Workers' Compensation insurance (or maintenance of a legally permitted and governmentally approved program of self-insurance) covering MS employees pursuant to applicable state workers' compensation laws for work related injuries suffered by employees of MS; and
    (iii) Employer's Liability insurance with limits of not less than $1,000,000 each accident.

b. Upon request, MS will provide Company with certificates of insurance evidencing that the above coverage is in full force and effect.

9.  Notices. All notices, authorizations, and requests in connection with this
    -------
Agreement shall be deemed given on the day they are (i) deposited in the mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier (e.g., DHL, Federal Express or Airborne), charges prepaid, return receipt requested; and addressed as set forth below:

For MS:
Paul Nasto, Managing Consultant
-------------------------------------------------
5335 Wisconsin Avenue, NW
-------------------------------------------------
Washington, DC 20015
-------------------------------------------------
Phone: (202) 895-2171
       ------------------------------------------
Fax:   (202) 363-9183
       ------------------------------------------

CC:  Law & Corporate Affairs
     One Microsoft Way
     Redmond, WA 98052-6399

For Company:
Earl Galleher, Vice President - General Manager
-------------------------------------------------
6800 Virginia Manor Road
-------------------------------------------------
Beltsville, MD 20705
-------------------------------------------------
Phone: (301) 847-6250
       ------------------------------------------
Fax:   (301) 847-5017
       ------------------------------------------

10. Miscellaneous
    -------------

a.  Assignment. Neither party may assign this Agreement, in whole or in part,
    ----------
without the express written consent of the other party.

b.  Applicable Law/Attorney Fees. This Agreement shall be governed by the laws
    ----------------------------
of the State of Washington, U.S.A. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

c.  Entire Agreement. This Agreement and any Work Orders constitute the entire
    ----------------
agreement between MS and Company, and merge all prior and contemporaneous communications with respect to the subject matter hereof. The terms on any purchase order or other form submitted by Company shall not apply to this Agreement. This Agreement shall not be modified except by later written agreement signed by both parties. In the event of a conflict between the terms of this Agreement and any Work Order hereunder, the terms of this Agreement shall control.

d.  Compliance with Laws. Each party shall comply with all applicable laws and
    --------------------
regulations. Company acknowledges that the Developments, services and materials acquired hereunder are subject to the export control laws and regulations of the United States, and any amendments thereof. Company confirms that with respect to such Developments, services and materials, it will not export or re-export them, directly or indirectly, either to (i) any countries that are subject to U.S. export restrictions (including, but not limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, and Syria; or (ii) any end-user whom Company knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons.

e.  Severability/Waiver. If any provision of this Agreement shall be held by a
    -------------------
court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

f.  Independent Contractor. MS shall act at all times as an independent
    ----------------------
contractor, and shall be responsible for any and all social security, unemployment, Workers' Compensation and other withholding taxes for any and all of its employees. MS may use subcontractors to perform services under this Agreement.

8.  Cost or Pricing Data. MS will not, under any circumstances, accept work that
    --------------------
would require the submission of cost or pricing data or be obligated to provide such data, including without limitation, any modifications to any Work Order or this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals.


MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399, U.S.A.


/s/ Paul Nasto
----------------------------------------
Signature

Paul Nasto
----------------------------------------
(Print Name)

Managing Consultant
----------------------------------------
Title

    8/13/96
----------------------------------------
Date


DIGEX, INC.
6800 Virginia Manor Road
Beltsville, MD 20705


/s/ Earl Galleher
----------------------------------------

Earl Galleher
----------------------------------------
(Print Name)

VP GM Internet Server Products
----------------------------------------
Title

8/4/96
----------------------------------------
Date

                                   EXHIBIT A
                         MICROSOFT CONSULTING SERVICES
                           MASTER SERVICE AGREEMENT
                         WORK ORDER 001 (MCSDC 12913)

This Work Order is made pursuant to the Microsoft Consulting Services Master Service Agreement (the "Agreement") effective on August 13, 1996 by and between Digex, Incorporated ("Company") and Microsoft Corporation ("MS") and is incorporated therein by reference.

1.  Services. MCS shall perform the services identified below for Company. Dates
    --------
provided herein are estimates only.

MCS will provide one (1) Senior Consultant to act as the Enterprise Program Manager (EPM) to assist Company architect, design, and implement Microsoft technologies. In that, the EPM will be the primary contact to Company for all Microsoft related needs. In conjunction with this, the EPM will:

    . Assist Company with strategic and tactical planning for implementing Microsoft technologies in development of a "Web Farm"
    . Assist Company to establish a Microsoft Windows NT Server architecture to support the needs of Company in architecting a Microsoft Internet Information Server hosting solution.
    .  Assist Company to identify various staffing needs to support the "Web
       Farm".
    . Assist Company with the installation and configuration of Microsoft Internet Information Server.
    .  Provide technology transfer to company employees.
    . Assist Company to identify various courses in which Company employees should enroll.
    . Supervise various Solution Provider resources assigned to Company (which are sub-contracted by MCS).
    . Provide a mechanism to contact Microsoft corporate resources which should be involved in the project(s).

Most of this work will be done on-site at Company's facilities while some of the work will require some off-site activities. During this time, all consultants (both MCS and SP) will have access to Company facilities.

MCS will provide, through its sub-contractor, two (2) resources to assist the EPM and Company in the above activities. Specifically, the SP resources will be tasked with providing hands-on support for designing, installing, configuring, and, initially, operating the Microsoft Windows NT Server "Web Farm" established. As the "Web Farm" construction and configuration proceeds, these SP resources will be assigned appropriate activities to support that environment.

MCS nor its sub-contractor will provide Classic seven-by-twenty (7x24) support for the "Web Farm." If Company has that need and requests that MCS provide that service, Company and MCS will work to provide a "profile" of that service and enter into a separate work order for that service.

The resource to be assigned to this engagement from MCS is Mr. Dennis Mabrey, Senior Consultant, MCPSE, MCPSD. The Solution Provider to be used in a sub-contracting mode for this engagement is Advanced paradigms, Inc. (API). Resources from API will be qualified for service prior to introduction to Company.

It should be noted that this is a beginning effort. There may be instances where more resources are needed, depending on demand for the services provided by Company. As those needs arise, MCS and Company will discuss the providing of resources to meet those needs and MCS will develop good faith estimates for providing additional resources.

PAGE>

2.  Rates. The hourly rates shown below shall be applicable to this Work Order.
    -----
Any total fee stated herein is an estimate only.

    We propose to have one(1) MCS Senior Consultant work with your staff for approximately Seven Hundred (700) hours over the course of approximately four months; to have one (1) MCS Principal Consultant available for advise and council as needed - approximately One Hundred, Forty (140) hours over the course of approximately four months; two (2) SP Consultants for approximately Seven Hundred (700) hours each over the course of approximately four months; and some time from a Managing Consultant, approximately Seventy (70) hours to resolve any management issues which may arise, for that same time period. Three Hundred Forty Two Thousand, Three Hundred Seventy dollars ($342,370.00) plus all travel and expenses. As is traditional in consulting services, all project-related travel (including mileage and tolls), and miscellaneous expenses are to be reimbursed by the client company. This cost represents a ten percent (10%) discount from MCS standard rates for MCS personnel. This cost estimate is based on the following staffing matrix:

--------------------------------------------------------------------------------
                                     Standard   Discount
Title                     Hours        Rate       Rate       Total Cost
--------------------------------------------------------------------------------
Managing Consultant         70          $230       $207        $ 14,490
Principal Consultant       140          $230       $207        $ 28,980
Senior Consultant          700          $190       $171        $119,700
SP Consultant - 1          700          $128        N/A        $ 89,600
SP Consultant - 2          700          $128        N/A        $ 89,600

Total Cost Estimate                                            $342,370
--------------------------------------------------------------------------------

MS shall invoice company monthly for services performed and expenses incurred during the previous period. All invoices shall be net thirty (30) days. MS invoices for payment should be directed to Company's representative for payment at the address shown below:

                          Mr. Earl Galleher
                          Vice President - General Manager
                          Digex, Incorporated
                          6800 Virginia Manor Road
                          Beltsville, MD  10705

                          Telephone:    301-847-6250
                          FAX:          301-847-5017

3.  Commencement Date. Services under this Work Order will begin on or about
    -----------------
September 3, 1996. The Expiration Date of this Work Order is December 31, 1996.

4.  Ownership and License.
    ----------------------

a. Any commercial off-the-shelf product of MS or a third party ("Commercial Product") which is provided pursuant to this Work Order shall be licensed to Company according to the terms of the end user license agreement packaged with such product. All rights in any computer code or materials developed by or for MS or Company independently of this Agreement that are provided pursuant to this Work Order ("Pre-Existing Work") shall remain the sole property of the party providing the Pre-Existing Work. All rights in any computer code or materials (other than a Commercial Product or Pre-Existing Work) developed by MS and provided to Company in the course of performance of this Work Order ("Developments") shall be jointly owned by Company and MS.

b. MS hereby grants Company a non-exclusive, perpetual, fully paid-up license to use, reproduce and modify MS Pre-Existing Work for its internal business operations. Company hereby grants MS a non-exclusive, perpetual fully paid-up license to use, reproduce and modify any Pre-Existing Work of Company in the performance of this Work Order. Each party shall be free to use, reproduce and modify the Developments for any purpose whatsoever, without any obligation of accounting or payment of royalties, provided that Company agrees to limit its use, reproduction and modification of Developments for its internal business operations. Company may sublicense the rights granted hereunder to its affiliates (i.e., any entity controlling, controlled by, or under common control with, Company). All rights not expressly granted, are reserved.

4.  Miscellaneous.
    --------------

a. Company agrees to provide private work space for all consultants (such as office space, conference rooms, cubicles, etc.) which may be required - such work space to include normal facilities.

b. Company agrees to provide telephone service for all consultants. This would include: i) Normal telephone service for in-coming and out-going calls for all consultants and ii) Analog telephone service (for modem use) for selected consultants.

c. Company agrees to provide proper access to Company facilities (such as access cards/key) to the appropriate areas of Company to which consultants will need entry.

d. Company agrees to provide computer equipment (such as standard desktop Intel based workstations) connected to Company's network - to access file/print capabilities and perform normal job related computer activities.

THEREFORE, the parties have executed this Work Order in duplicate originals.

MICROSOFT CORPORATION                    DIGEX INCORPORATED
One Microsoft Way                        6800 Virginia Manor Road
Redmond, WA 98052-6399                   Beltsville, MD 10705


/s/ Brian J. Campbell                    /s/ Earl Galleher
--------------------------               -------------------------------
Signature                                Signature

Brian J. Campbell                        Earl Galleher
--------------------------               -------------------------------
Name (Print)                             Name (Print)

General Manager                          VP GM Internet Server Products
--------------------------               -------------------------------
Title                                    Title
          8/26/96                                    8/22/96
--------------------------               -------------------------------
Date                                     Date